CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-236410 on Form S-6 of our report dated May 26, 2020, relating to the financial statement of The First Trust(R) Combined Series 601, comprising Tax Exempt Municipal Income Trust, Series 311, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 26, 2020